FOR IMMEDIATE RELEASE

Ceramics Process Systems Corporation
Grant Bennett
President
111 South Worcester Street
Chartley, MA 02712
Telephone: (508) 222-0614 ext 18 Fax: (508) 222-0220
Web Site: www.alsic.com

CERAMICS PROCESS SYSTEMS CORPORATION ANNOUNCES THE RESIGNATION OF MICHAEL BERNIQUE FROM THE BOARD OF DIRECTORS

Chartley, Massachusetts, January 28, 2003. Ceramics Process Systems Corporation (CPS) (OTC Bulletin Board: CPSX) today announced that Michael Bernique has resigned from the CPS Board of Directors.

Grant Bennett, President, said: "We deeply appreciate the excellent service Michael has rendered the Company these past four years. His resignation is for personal and family reasons and does not reflect any disagreement with the management, direction or policies of CPS. We wish him and his family well in the future."

CPS develops, manufactures and markets advanced metal-matrix composites for housing and providing thermal management of high-density electronics. The Company`s products are primarily used in high-density microprocessor assemblies, wireless basestations, motor controllers, and satellite communications.